              SOUTHERN NEW ENGLAND TELECOMMUNICATIONS CORPORATION

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
              SOUTHERN NEW ENGLAND TELECOMMUNICATIONS CORPORATION
                               227 CHURCH STREET
                          NEW HAVEN, CONNECTICUT 06510

The undersigned hereby (1) acknowledges receipt of the Notice of Special Meeting of Shareholders of Southern New England Telecommunications Corporation, a Connecticut corporation ("SNET"), to be held March 27, 1998 at 10:00 a.m., local time, at the Italian Center of Stamford, 1620 Newfield Avenue, Stamford, Connecticut (including any adjournments or postponements thereof, the "Special Meeting"), and the Proxy Statement/Prospectus furnished in connection therewith, and (2) appoints Barry M. Bloom, Daniel J. Miglio and Ira D. Hall, and each of them, as his or her proxies (with full power of substitution) for and in the name, place and stead of the undersigned, to vote upon and act with respect to all shares of Common Stock, par value $1.00 per share, of SNET (the "SNET Common Stock"), standing in the name of the undersigned, or with respect to which the undersigned is entitled to vote and act, at the Special Meeting. The purpose of the Special Meeting is to consider and vote upon a proposal (the "Merger Proposal") to approve an Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified from time to time, the "Merger Agreement") among SNET, SBC Communications Inc., a Delaware corporation ("SBC"), and SBC
(CT), Inc., a Connecticut corporation and a wholly-owned subsidiary of SBC, dated as of January 4, 1998, pursuant to which SBC (CT), Inc. will be merged with and into SNET (the "Merger") and SNET will become a wholly-owned subsidiary of SBC.

THIS PROXY, WHEN PROPERLY EXECUTED AND DELIVERED, WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE MERGER PROPOSAL. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

Notwithstanding shareholder approval of the Merger Proposal, SNET reserves the right to abandon the Merger at any time prior to the consummation of the Merger, subject to the terms and conditions of the Merger Agreement.

Holders of SNET Common Stock who do not vote their shares of SNET Common Stock for the Merger Proposal and who deliver to SNET prior to the time the vote is taken on the Merger Proposal a notice of intent to demand payment for such holders' shares if the Merger is effectuated are entitled to assert dissenters' rights of appraisal pursuant to Sections 33-855 to 33-872, inclusive, of the Connecticut Business Corporation Act.

The undersigned hereby revokes any proxy previously given to vote or act with respect to the SNET Common Stock and hereby ratifies and confirms all that the proxies named above, their substitutes, or any of them may lawfully do by virtue hereof.

In their discretion, the proxies are authorized to vote on any adjournment or postponement of the Special Meeting.

HAS YOUR ADDRESS CHANGED?
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     PLEASE MARK YOUR VOTE
 X   AS IN THIS EXAMPLE

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                              SOUTHERN NEW ENGLAND
                         TELECOMMUNICATIONS CORPORATION
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Mark box at right if an address change has been noted on the reverse side of this card.

RECORD DATE SHARES:

                                              ---------------------
                                                Date
      Please be sure to sign and date this Proxy.
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----------- Stockholder sign here------------Co-owner sign here

The undersigned directs that this proxy be voted on the Merger
Proposal as follows:

                                                    For   Against  Abstain

1. To approve the Merger Agreement among SNET,
   SBC and SBC (CT), Inc., a Connecticut
   corporation and a wholly-owned subsidiary of SBC, dated as of January 4, 1998, pursuant to which SBC (CT), Inc. will be merged with and into SNET and SNET will become a wholly-owned subsidiary of SBC.

   The Board of Directors recommends a vote FOR the Merger Proposal.

PLEASE PROMPTLY COMPLETE, SIGN, DATE AND RETURN THIS PROXY IN THE
ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED.
PLEASE DATE THIS PROXY AND SIGN YOUR NAME EXACTLY AS IT APPEARS HEREON.
WHERE THERE IS MORE THAN ONE OWNER, EACH SHOULD SIGN. WHEN SIGNING AS AN
ATTORNEY, ADMINISTRATOR, EXECUTOR, GUARDIAN OR TRUSTEE, PLEASE ADD YOUR
TITLE AS SUCH. IF EXECUTED BY A CORPORATION, THE PROXY SHOULD BE SIGNED BY
A DULY AUTHORIZED OFFICER AND STATE THE FULL NAME OF THE CORPORATION.

                         DETACH CARD

              SOUTHERN NEW ENGLAND TELECOMMUNICATIONS CORPORATION
               SPECIAL MEETING OF SHAREHOLDERS -- MARCH 27, 1998
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
  BOSTON SAFE DEPOSIT AND TRUST COMPANY, TRUSTEE UNDER THE SNET EMPLOYEE STOCK
                                     PLANS
      RETURN THIS FORM PROMPTLY IN THE ENCLOSED, POSTAGE-PAID ENVELOPE TO:
                BOSTON SAFE DEPOSIT AND TRUST COMPANY, TRUSTEE,
                                BOX 1997 G.P.O.
                           NEW YORK, N.Y. 10117-0024

I hereby instruct the Trustee to vote all the shares of Common Stock of Southern New England Telecommunications Corporation credited to my accounts, indicated below, under the SNET Management Retirement Savings Plan ("MRSP"), the SNET Bargaining Unit Retirement Savings Plan ("BRSP"), the Employee Stock Ownership Plan ("ESOP") incorporated in the MRSP and BRSP, and the Tax Reduction Act Stock Ownership Plan ("TRASOP") at the Special Meeting of its shareholders to be held on March 27, 1998, and at any adjournment thereof, on the proposal (the "Merger Proposal") described in the Proxy Statement/Prospectus furnished herewith.

If signed and returned, the shares represented by these voting instructions will be voted in accordance with the specifications given. Shares which are not allocated and shares for which no written instruction is received by March 27, 1998, for the MRSP, BRSP and ESOP will be voted by the Trustee with respect to each plan in the same proportion as it votes shares of other participants of such plan for which instructions are received. YOUR SHARES IN TRASOP WILL NOT BE VOTED BY THE TRUSTEE UNLESS YOU SIGN AND RETURN THIS FORM AND IT IS RECEIVED BY THE TRUSTEE BY 10:00 A.M. ON MARCH 27, 1998.

The Board of Directors recommends a vote FOR the Merger Proposal and the shares represented by this voting instruction will be so voted unless otherwise indicated.

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     MRSP SHARES         MRSP ESOP SHARES          BRSP SHARES         BRSP ESOP SHARES         TRASOP SHARES
-----------------------------------------------------------------------------------------------------------------

[X]Please mark your vote as in this example

   THE BOARD RECOMMENDS A VOTE FOR THE MERGER PROPOSAL

   To approve an Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified from time to time) among SNET, SBC Communications Inc., a Delaware corporation ("SBC"), and SBC (CT), Inc., a Connecticut corporation and a wholly owned subsidiary of SBC, dated as of January 4, 1998, pursuant to which SBC (CT), Inc. will be merged with and into SNET and SNET will become a wholly-owned subsidiary of SBC.

            [ ] FOR               [ ] AGAINST               [ ] ABSTAIN

   ----------------------------------  ----------------------------------
                   SIGNATURE                             DATE

   PLEASE SIGN EXACTLY AS NAME APPEARS HEREON.

                      BE SURE TO SIGN AND DATE THIS FORM.
          FOLD IT IN HALF AND MAIL PROMPTLY IN THE ENVELOPE PROVIDED.